Exhibit 99.2 Diamond Offshore Fleet Status Report February 27, 2024

Recent Commercial and Other Activity[1]

Fleet Status Report – February 27, 2024

New Contracts and Extensions	
Ocean BlackLion	Secured two-year extension with a subsidiary of bp in the U.S. Gulf of Mexico (“USGOM”) commencing in early September 2024 in direct continuation of the rig’s current contract.
Ocean Patriot	Secured two-well P&A contract with Serica Energy (UK) Limited (“Serica”) in the UK with an estimated duration of sixty days, expected to commence in early March 2024.

Other Activity	
Ocean Courage	Commenced four-year contract with Petrobras in Brazil in mid-December 2023. The firm term is expected to run until December 2027.
Ocean Patriot	Concluded P&A campaign with an operator in the UK in early February and mobilized to Invergordon to prepare for its next contract with Serica, which is expected to commence in early March.
Ocean GreatWhite	The rig reported an equipment incident on February 1, 2024 while located west of the Shetland Islands. The rig’s lower marine riser package, which we refer to as the LMRP, had been disconnected from the rig’s BOP on the well while waiting on harsh weather. Subsequently, the LMRP and the deployed riser string unintentionally separated from the rig, and the LMRP and riser dropped to the seabed. We are currently estimating 90-100 days of out of service time related to this incident and anticipate resuming the campaign by the end of April or early May. The rig is now expected to remain under contract until at least late November or early December 2024.
Vela	The latest well schedule provided by the operator now estimates the end of the campaign to be mid-August.
Auriga	The rig is expected to be returned to the rig owner following the completion of its drilling contract, which is expected to occur in early March.
Ocean Apex	The latest well schedules provided by operators now estimate the final campaign in the sequence of work will run until late February 2025.

1) Denotes activity since November 13, 2023.

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1 Fleet Status Report – February 27, 2024 Diamond Fleet Status Rig Name Client Location 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Priced Option BlackHawk Occidental USGOM BlackHornet bp USGOM 7th Gen Drilships 3Q 26 BlackLion bp USGOM Woodside/ Senegal/ Shipyard BlackRhino Undisclosed Guinea-Bissau Current HE DP Shipyard Priced Options GreatWhite bp UK Semi Backlog DP 4Q 27 Courage Petrobras Brazil Semi 3 Inpex, Santos, ~$1.6B Opt Priced Options Apex Australia Chevron Endeavor Shell UK S/Y HE Moored Semis Actively marketed Onyx stacked Malaysia Serica / Actively marketed Patriot UK 4Q 27 TAQA 2 Auriga bp USGOM Managed Rigs 2 Vela Beacon USGOM Note: HE = Harsh Environment. DP = Dynamically Positioned. Excludes rigs not currently marketed. 1) As of Feb 27, 2024. 2) Managed rigs. Assumes rigs no longer managed after firm term. D I A M O N D O F F S H O R E 3 3) As of Feb 27, 2024.

Drillships

Fleet Status Report – February 27, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
7th Gen Drillships							
Ocean BlackHawk	12,000	2014	US GOM	Occidental	Nov-23	Nov-24	A
Ocean BlackHornet	12,000	2014	US GOM	bp	Feb-23	Feb-25	B
Ocean BlackLion	12,000	2015	US GOM	bp	Sep-22	**Sep-26**	
Ocean BlackRhino	12,000	2014	Senegal Guinea-Bissau	Woodside Undisclosed	Jul-21 **Aug-24**	**Aug-24** **Sep-24**	C

Notes

A. *BlackHawk*: 1-year priced option.

B. *BlackHornet*: Approximately 20 days out of service in 2024 for 5-year SPS, excluding mobilization.

C. *BlackRhino*: Approximately 80 days out of service in 2024 for 5-year SPS and MPD upgrade, excluding mobilization.

- Updated Information is in **bold type**.

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Semisubmersibles

Fleet Status Report – February 27, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Harsh Environment DP Semi							
Ocean GreatWhite	10,000	2016	UK	bp	Mar-23	**Nov-24**	A
DP Semi							
Ocean Courage	10,000	2009	Brazil	Petrobras	Dec-23	Dec-27	
Harsh Environment Moored Semis							
Ocean Endeavor	10,000	1976/2006	UK	Shell	May-19	Dec-24	**B**
Ocean Patriot	3,000	1983	UK UK UK	Repsol **Serica** TAQA	Oct-23 **Mar-24** Jan-25	**Feb-24** **May-24** Dec-27	C
Ocean Apex	6,000	1976/2014	Australia Australia Australia	Inpex Santos Chevron	Oct-23 **Apr-24** Jan-25	**Apr-24** Jan-25 **Feb-25**	 D E

Notes

A. *GreatWhite*: 5 priced option wells remain with an estimated duration of 60 days each.
B. *Endeavor:* Approximately 45 days out of service time for BOP recertification starting in mid-December.
C. *Patriot:* Excludes an additional 17 priced option wells with an estimated duration of 12 months under TAQA contract.
D. *Apex*: Santos – excludes an additional 5 priced option wells with an estimated duration of 160 days.
E. *Apex*: Chevron – excludes an additional priced option well with an estimated duration of 40 days.

- Updated Information is in **bold type**.

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Managed and Stacked Rigs

Fleet Status Report – February 27, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Managed Drillships							A
Auriga	12,000	2013	US GOM	bp	Mar-23	**Mar-24**	
Vela	12,000	2013	US GOM	Beacon	Aug-23	**Aug-24**	
Stacked Semis							B
Ocean Onyx	6,000	1973/2020	Malaysia	-	Sep-22	-	
Ocean Valiant	5,500	1988	UK	-	May-20	-	

Notes

A. Managed on behalf of a subsidiary of Seadrill Limited.

B. Excludes rigs held for sale.

- Updated Information is in **bold type**.

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Disclaimer Fleet Status Report – February 27, 2024 Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward- looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward- looking statement is based. D I A M O N D O F F S H O R E 7